Exhibit 99.1

Aviva plc

Certificate

I, Russell Tullo, Deputy Group Company Secretary of Aviva plc (the “Company”) do hereby further certify (i) (a) that the following resolutions of the Company, which authorise Neil Harrison to execute any instruments necessary in connection with the Form F-3 filed by the Company with the Securities and Exchange Commission on November 16, 2011 and (b) that the following resolution of the Company, which authorises CT Corporation System, as agent for service of process in the United States, are true copies of the resolutions duly passed by a committee of the Board of Directors of the Company granted the power to act on the board’s behalf at a meeting duly called and held on the 14th day of November 2011 in London, United Kingdom and (ii) that said resolutions have not been amended or rescinded and are still in full force and effect as of the date hereof.

“RESOLVED that any Director of the Company, the Company Secretary, the Chief Accounting Officer, the External Reporting Director, the Deputy Chief Financial Officer & Chief Capital Officer, the Group Treasurer, Neil Harrison and Russell Tullo (each such person being an “Authorised Officer”) be, and each of them hereby is, authorised, in the name and on behalf of the Company, to prepare and to file, or cause to be filed, with the SEC, a Registration Statement to register the Securities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with all documents required as exhibits to such Registration Statement, including, without limitation:

•                  a subordinated indenture between the Company, as issuer, and Law Debenture Trust Company of New York, as trustee (the “Subordinated Indenture”);

•                  any other indentures from time to time with any trustee (collectively with the Subordinated Indenture, the “Indentures”); and

•                  any agreements or other documents required in connection with the Transaction,

•                  and any amendments or supplements thereto, including such documents as are deemed advisable and appropriate to qualify under the Trust Indenture Act of 1939, as amended, and all certificates, letters, instruments, applications and other documents that may be required to be filed with the SEC with respect to the registration and offering of Securities, and to take such further actions as may be necessary, proper, advisable or desirable;

FURTHER RESOLVED that the Company hereby authorizes, empowers and appoints the Authorised Officers, or either of them, as its true and lawful attorney-in-fact, to act with full power of attorney, substitution and resubstitution, for it and in its name, place and stead, to execute the Registration Statement and any related prospectus, and any and all amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the SEC, with full power and authority in said attorney to do and perform, in the name and on behalf of the Company, every act whatsoever necessary or desirable to be done.”

“FURTHER RESOLVED, that CT Corporation System be, and hereby is designated as the Company’s agent for service of process and authorised to receive communications and notices (i) from the SEC with respect to the Registration Statement in accordance with the rules and regulations of the SEC and (ii) as specified in any underwriting agreement (an “Underwriting Agreement”), any Indenture or other agreement executed in connection with the offering of any Securities, and the Authorised Officers be, and each of them hereby is, authorised on behalf of the Company, to so appoint CT Corporation System on such terms as the Authorised Officer considers appropriate, and such Authorised Officer here is authorised to executed and deliver for and on behalf of the Company an agreement embodying such terms.”

IN WITNESS WHEREOF, I have hereunto subscribed my name in the City of London, England, this 21st day of November 2011.

By:	/s/ Russell Tullo
Russell Tullo
Deputy Group Company Secretary